Ballard Spahr LLP

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Baltimore, MD 21202-3268
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www.ballardspahr.com

July 12, 2013

Ramco-Gershenson Properties Trust
31500 Northwest Highway
Suite 300
Farmington Hills, Michigan 48334

Re:
Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Company”) – Controlled Equity OfferingSM Sales Agreements, each dated as of July 12, 2013 (collectively, the “Sales Agreements”), by and among the Company, Ramco-Gershenson Properties, L.P., a Delaware limited partnership, and each of Cantor Fitzgerald & Co., Jefferies LLC, KeyBanc Capital Markets Inc., RBS Securities Inc., Raymond James & Associates, Inc. and Evercore Group L.L.C. (collectively, the “Agents”), pertaining to the issuance and sale to or through the Agents, each acting as agent and/or principal, of up to 8,000,000 (the “Shares”) common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Company pursuant to a Registration Statement on Form S-3 (File No. 333-174805) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland real estate investment trust counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland real estate investment trust counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)
the declaration of trust of the Company (the “Declaration of Trust”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 2, 1997, Articles Supplementary filed with the Department on October 2, 1997 and Articles of Merger filed with the Department on December 18, 1997 and December 31, 1997, a Certificate of Correction filed with the Department on April 23, 2002, Articles Supplementary filed with the Department on November 8, 2002, Articles Supplementary filed with the Department on June 1, 2004, Articles Supplementary filed with the Department on June 9, 2005, Articles of Amendment filed with the Department on June 9, 2005, Articles Supplementary filed with the Department on December 12, 2007, Articles Supplementary filed with the Department on April 2, 2009, Articles Supplementary filed with the Department on September 8, 2009, Articles of Amendment filed with the Department on June 9, 2010, Articles of Restatement filed with the Department on June 9, 2010, Articles of Amendment filed with the Department on April 5, 2011, Articles Supplementary filed with the Department on April 5, 2011, Articles Supplementary filed with the Department on

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BALLARD SPAHR LLP

Ramco-Gershenson Properties Trust
July 12, 2013

April 28, 2011 and Articles of Amendment filed with the Department on September 21, 2012;

(ii)	the Amended and Restated Bylaws of the Company, adopted as of February 23, 2012 (the “Bylaws”);

(iii)	the Written Consent of Trustees in Lieu of Organization Meeting, dated as of October 2, 1997 (the “Organizational Resolutions”);

(iv)
resolutions adopted by the Board of Trustees of the Company (the “Board of Trustees”), or a committee thereof, on or as of February 25-26, 2013 and July 12, 2013, which, among other things, authorized the issuance of the Shares (the “Trustees’ Resolutions”);

(v)
the Registration Statement and the related form of prospectus and prospectus supplement included therein, in substantially the form filed or to be filed with the Securities and Exchange Commission pursuant to the Act;

(vi)	a fully executed counterpart of each of the Sales Agreements;

(vii)
a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly formed and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(viii)
a certificate of Dennis E. Gershenson, President and Chief Executive Officer of the Company, and Gregory R. Andrews, Chief Financial Officer and Secretary of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Declaration of Trust, the Bylaws, the Organizational Resolutions and the Trustees’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate; and

(ix)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.
In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)
any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no

BALLARD SPAHR LLP

Ramco-Gershenson Properties Trust
July 12, 2013

waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)
none of the Shares will be issued or transferred in violation of the provisions of Article VII of the Declaration of Trust relating to restrictions on ownership and transfer of shares of beneficial interest of the Company;

(f)
none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (“MGCL”), in violation of Section 3-602 of MGCL;

(g)	in no event will the aggregate offering price of the Shares and any other securities issued and sold under the Registration Statement exceed $500,000,000;

(h)
at all times from and after their date of issuance through the date of issuance of the Shares, all shares of beneficial interest of the Company (including the Shares) constitute, and will constitute, “transferable shares” under Section 856(a)(2) of the Internal Revenue Code of 1986, as amended;

(i)
the aggregate number of Shares issued and sold pursuant to the Sales Agreements will not exceed the maximum number authorized for issuance and sale in the Trustees’ Resolutions; and the price per share to be received by the Company for each Share issued and sold pursuant to the Sales Agreements will be determined in accordance with, and will not be less than any applicable minimum price per share set forth in, the Trustees’ Resolutions; and

(j)
the Company will not issue any Common Shares pursuant to its 2012 Omnibus Long-Term Incentive Plan unless and until such time as the Company has filed Articles of Amendment with, and such Articles of Amendment have been accepted for record by, the Department in order to increase the number of Common Shares authorized for issuance under the Declaration of Trust by at least 2,000,000 Common Shares; and upon each issuance of any of the Shares subsequent to the date hereof, the total number of Common Shares of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of Common Shares that the Company is authorized to issue under the Declaration of Trust.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

(2)	The Shares have been duly authorized for issuance by the Company, and when such Shares are issued and delivered by the Company in exchange for the consideration

BALLARD SPAHR LLP

Ramco-Gershenson Properties Trust
July 12, 2013

therefor as provided in, and in accordance with, the Sales Agreements and the Trustees’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.
The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.
We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland real estate investment trust counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ BALLARD SPAHR LLP